UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SOTHEBY’S

(Name of the Registrant as Specified in its Charter)

THIRD POINT LLC

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT REINSURANCE CO. LTD.

LYXOR/THIRD POINT FUND LIMITED

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

DANIEL S. LOEB

HARRY J. WILSON

OLIVIER REZA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On February 27, 2014, Third Point LLC (“Third Point”) and Daniel S. Loeb filed with the U.S. Securities and Exchange Commission (the “SEC”) a second amendment to their Schedule 13D (“Amendment No. 2”) with respect to Sotheby’s, a Delaware corporation (the “Company”). Amendment No. 2 is attached hereto as Exhibit 1 and is incorporated herein by reference.

Important Information

In connection with their intended proxy solicitation, Third Point and certain of its affiliates intend to file a proxy statement with the SEC to solicit stockholders of the Company. Third Point will furnish the definitive proxy statement to the stockholders of the Company, together with a WHITE proxy card. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: Third Point LLC, Daniel S. Loeb, Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Reinsurance Co. Ltd., Lyxor/Third Point Fund Limited, Third Point Advisors LLC, Third Point Advisors II LLC, Harry J. Wilson and Olivier Reza. Certain of these persons hold direct or indirect interests as of 4 p.m. New York City time on February 26, 2014 as follows: Third Point LLC beneficially owns 6,550,000 shares of Common Stock; Mr. Loeb beneficially owns 6,550,000 shares of Common Stock; Third Point Offshore Master Fund L.P. may be deemed to beneficially own 2,718,700 shares of Common Stock; Third Point Ultra Master Fund LP may be deemed to beneficially own 1,774,500 shares of Common Stock; Third Point Partners L.P. may be deemed to beneficially own 175,900 shares of Common Stock; Third Point Partners Qualified L.P. may be deemed to beneficially own 1,086,500 shares of Common Stock; Third Point Reinsurance Co. Ltd. may be deemed to beneficially own 674,000 shares of Common Stock; Lyxor/Third Point Fund Limited may be deemed to beneficially own 120,400 shares of Common Stock; Third Point Advisors LLC may be deemed to beneficially own 1,262,400 shares of Common Stock; Third Point Advisors II LLC may be deemed to beneficially own 4,493,200 shares of Common Stock; and Messrs. Loeb, Reza and Wilson each have an interest in being nominated and elected as a director of the Company.

Exhibits

Exhibit 1	Amendment No. 2 to Schedule 13D of Third Point LLC and Daniel S. Loeb, filed with the SEC on February 27, 2014.